SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 25, 2005

CLICK COMMERCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-4088644
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

200 East Randolph Drive, 52nd Floor
Chicago, Illinois 60601	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(312) 482-9006

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02

Item 2.02                Results of Operations and Financial Condition

On March 22, 2005, Click Commerce Inc. (“the Company”) conducted an analyst meeting which was made available to the public via a live webcast, including presentation visuals, discussing its financial results for the quarter and year ended December 31, 2004.  The call featured a review of operating highlights and financial results for 2004 and 2003.

Within the Company’s meeting and live webcast, the Company made reference to certain non-GAAP financial measures.  The non-GAAP financial measures included the following: earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted EBITDA, EBITDA after consideration for special charges and recoveries in 2003. EBITDA and EBITDA after consideration for special charges and recoveries in 2003, are discussed below, along with the most directly comparable financial measure calculated and presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). The table below represents the information that was presented and the reconciliation to GAAP.

Key Figures - Full Year 2004- as presented in the March 22, 2005 analyst meeting featuring a live webcast

	FY 2004	FY 2003
	($M)	($M)

Net Income.	$5.18	$(3.65)
-margin as a % of sales	20%	-20%

Earnings per share	0.54	(0.45)
Less
Amortization and depreciation	(1.15)	(1.18)
EBITDA	6.33	(2.47)
Less
Special charges and recovies (2003)	—	2.97
Adjusted EBITDA	$6.33	$0.50

2004
Reconciliation to GAAP- EBITDA

GAAP- Income from continuing operations	$5.18
Add: Interest and taxes back into income.	—
Add: Depreciation and amortization back into income	1.15
EBITDA	$6.33

2003
Reconciliation to GAAP- EBITDA and special charges and recoveries in 2003

GAAP- Income from continuing operations	$(3.65)
Add: Interest and taxes back into income
Add: Depreciation and amortization back into income	1.18
Add: Special charges and recoveries (restructuring-charges, net of recoveries	2.97

EBITDA and special charges and recoveries in 2003	$0.50

Management believes that this measure represents an important internal measure of performance.  Accordingly, where this non-GAAP measure is provided, it is done so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the underlying performance of the Company on a year-over-year basis.  Whenever such information is presented, the Company has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K.

The Company’s management believes that presenting EBITDA and EBITDA after consideration for special charges and recoveries in 2003, are an important additional measures of performance that can be used for comparing results between reporting periods.  The most directly comparable financial measure calculated and presented in accordance with GAAP is income from continuing operations including interest, taxes, depreciation and amortization and income from continuing operations including interest, taxes, depreciation, amortization special charges and recoveries. The Company believes that EBITDA and EBITDA after consideration for special charges and recoveries in 2003, are useful measures to provide investors, because it excludes interest, taxes, and non-cash expenditures associated with depreciation, amortization and special charges and recoveris in 2003.  As a result, EBITDA and EBITDA after consideration for special charges and recoveries in 2003, provides investors with a more relevant measure of the results generated by the Company’s operations.

Item 9.01.  Financial Statements and Exhibits.

(c) The following is filed as an Exhibit to this Report.

Exhibit No.	Exhibit

99.1	EBITA and EBITDA after consideration for special charges and recoveries in 2003 presented at March 22, 2005 analyst meeting.

The information in this Form 8-K that is furnished under “Item 2.02.  Results of Operations and Financial Condition” and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLICK COMMERCE, INC.
(Registrant)

By:	/s/ Michael W. Nelson
Michael W. Nelson
Chief Financial Officer

Dated:  March 25, 2005

INDEX TO EXHIBITS

99.1	A presentation and reconciliation of the most directly comparable financial measure calculated and presented in accordance with GAAP.